CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-290855 on Form S-6 of our report dated December 16, 2025, relating to the financial statement of FT 12603, comprising Vest Large Cap Deep Buffered 20 Portfolio, Series 97, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

December 16, 2025